INDEPENDENT AUDITORS' CONSENT


E*TRADE Funds:

We consent to the use in this pre-effective Amendment No. 2 to Registration Statement No. 333-66807 on Form N-1A of E*TRADE S&P 500 Index Fund, a series of E*TRADE Funds, of our report on the statement of assets and liabilities as of January 26, 1999 and the reference to us in section "Service Providers" appearing in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

January 27, 1999
Los Angeles, California